Exhibit 99.1
AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, par value $0.0001 per share, of Paramount Acquisition Corp., a Delaware corporation.

Dated: October 29, 2007

NORTH STAR PARTNERS, L.P.

By:	NS Advisors, LLC General Partner

By:	/s/ Andrew R. Jones
Andrew R. Jones, Managing Member

NORTH STAR PARTNERS II, L.P.

By:	NS Advisors, LLC General Partner

By:	/s/ Andrew R. Jones
Andrew R. Jones, Managing Member

NSP HOLDINGS, LLC

By:	NS Advisors, LLC Sole Manager

By:	/s/ Andrew R. Jones
Andrew R. Jones, Managing Member

CIRCLE T EXPLORER MASTER LIMITED

By:	NS Advisors, LLC Portfolio Manager

By:	/s/ Andrew R. Jones
Andrew R. Jones, Managing Member

NS ADVISORS, LLC

By:	/s/ Andrew R. Jones
Andrew R. Jones, Managing Member

/s/ Andrew R. Jones
Andrew R. Jones, Individually